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                                                                   Exhibit 10.1


===============================================================================

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of July 25, 2001

                                  by and among

                         GOLF TRUST OF AMERICA, L.P.,
                                  as Borrower,

                the Guarantors referred to in this Agreement,

                  the Lenders referred to in this Agreement,

                            BANK OF AMERICA, N.A.
                            as Administrative Agent,

                                       and

                          FIRST UNION NATIONAL BANK,
                              As Syndication Agent

                                       and

                               FLEET NATIONAL BANK
                             As Documentation Agent

================================================================================


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                                TABLE OF CONTENTS



SECOND AMENDED AND RESTATED CREDIT AGREEMENT.................................1


ARTICLE I  DEFINITIONS.......................................................4

SECTION 1.1    Definitions...................................................4
SECTION 1.2    General......................................................15
SECTION 1.3    Other Definitions and Provisions.............................15

ARTICLE II  CREDIT FACILITY.................................................15

SECTION 2.1    Acknowledgments..............................................15
SECTION 2.2    Repayment of Loans...........................................16
SECTION 2.3    Notes........................................................17
SECTION 2.4    Certain Expenses.............................................17
SECTION 2.5    Interest Escrow Account......................................17
SECTION 2.6    Collateralization; Grant of Security Interest................17

ARTICLE III  GENERAL LOAN PROVISIONS........................................18

SECTION 3.1    Interest.....................................................18
SECTION 3.2    Fees.........................................................19
SECTION 3.3    Payment......................................................19
SECTION 3.4    Right of Set-off; Adjustments................................20
SECTION 3.5    Reduced Return...............................................21
SECTION 3.6    Taxes........................................................21
SECTION 3.7    REIT Status..................................................23

ARTICLE IV  GUARANTY........................................................23

SECTION 4.1    Guaranty of Obligations of the Guarantors....................23
SECTION 4.2    Nature of Guaranty...........................................24
SECTION 4.3    Demand by the Administrative Agent...........................25
SECTION 4.4    Waivers......................................................25
SECTION 4.5    Benefits of Guaranty.........................................25
SECTION 4.6    Modification of Loan Documents etc...........................25
SECTION 4.7    Reinstatement................................................26
SECTION 4.8    Waiver of Subrogation and Contribution.......................27
SECTION 4.9    Remedies.....................................................27
SECTION 4.10  Limit of Liability............................................27

ARTICLE V  CLOSING; CONDITIONS PRECEDENT....................................27

SECTION 5.1    Closing......................................................27
SECTION 5.2    Conditions Precedent.........................................27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES..................................30

SECTION 6.1    Representations and Warranties...............................30

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

SECTION 6.2    Survival of Representations and Warranties, Etc..............36

ARTICLE VII  FINANCIAL INFORMATION AND NOTICES..............................36

SECTION 7.1    Reports and Financial Statements.............................36
SECTION 7.2    Officer's Compliance Certificate.............................37
SECTION 7.3    Accountants' Certificate.....................................37
SECTION 7.4    Other Reports................................................38
SECTION 7.5    Notice of Litigation and Other Matters.......................38
SECTION 7.6    Accuracy of Information......................................39

ARTICLE VIII  AFFIRMATIVE COVENANTS.........................................40

SECTION 8.1    Preservation of Existence and Related Matters................40
SECTION 8.2    Maintenance of Property......................................40
SECTION 8.3    Insurance....................................................40
SECTION 8.4    Accounting Methods and Financial Records.....................41
SECTION 8.5    Payment and Performance of Obligations.......................41
SECTION 8.6    Compliance With Laws and Approvals...........................42
SECTION 8.7    Environmental Laws...........................................42
SECTION 8.8    Compliance with ERISA........................................42
SECTION 8.9    Compliance With Agreements...................................42
SECTION 8.10  Visits and Inspections........................................43
SECTION 8.11  Further Assurances............................................43
SECTION 8.12  LOI's, PSA's and Environmental Assessment Reports.............43
SECTION 8.13  Additional Perfection Documentation...........................43

ARTICLE IX  FINANCIAL COVENANTS.............................................43

SECTION 9.1    Operating Income.............................................43

ARTICLE X  NEGATIVE COVENANTS...............................................44

SECTION 10.1  Limitations on Debt...........................................44
SECTION 10.2  Limitations on Contingent Obligations.........................44
SECTION 10.3  Limitations on Liens..........................................45
SECTION 10.4  Limitations on Loans, Advances, Investments and Acquisitions..46
SECTION 10.5  Limitations on Mergers and Liquidation........................47
SECTION 10.6  Limitations on Sale of Assets.................................47
SECTION 10.7  Limitations on Dividends and Distributions....................47
SECTION 10.8  Transactions with Affiliates..................................48
SECTION 10.9  Certain Accounting Changes....................................48
SECTION 10.10 Restrictions on Prepayments...................................48
SECTION 10.11 Amendments....................................................48

ARTICLE XI  DEFAULT AND REMEDIES............................................49

SECTION 11.1  Events of Default.............................................49
SECTION 11.2  Remedies......................................................52
SECTION 11.3  Rights and Remedies Cumulative; Non-Waiver; etc...............52

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

ARTICLE XII  THE ADMINISTRATIVE AGENT.......................................52

SECTION 12.1  Appointment, Powers, and Immunities...........................52
SECTION 12.2  Reliance by Agent.............................................53
SECTION 12.3  Defaults......................................................54
SECTION 12.4  Rights as Lender..............................................54
SECTION 12.5  Indemnification...............................................54
SECTION 12.6  Non-Reliance on Agent and Other Lenders.......................55
SECTION 12.7  Resignation; Removal of Agent; Successor Agents...............55
SECTION 12.8  Documentation Agent and Syndication Agent.....................56

ARTICLE XIII  MISCELLANEOUS.................................................56

SECTION 13.1  Notices.......................................................56
SECTION 13.2  Expenses; Indemnification.....................................57
SECTION 13.3  Set-off.......................................................59
SECTION 13.4  Governing Law.................................................59
SECTION 13.5  Consent to Jurisdiction.......................................59
SECTION 13.6  Waiver of Jury Trial..........................................59
SECTION 13.7  Reversal of Payments..........................................60
SECTION 13.8  Injunctive Relief; Punitive Damages...........................60
SECTION 13.9  Accounting Matters............................................60
SECTION 13.10 Assignments and Participations................................61
SECTION 13.11 Amendments and Waivers........................................62
SECTION 13.12 Performance of Duties.........................................63
SECTION 13.13 All Powers Coupled with Interest..............................63
SECTION 13.14 Survival of Indemnities.......................................63
SECTION 13.15 Titles and Captions...........................................63
SECTION 13.16 Severability of Provisions....................................63
SECTION 13.17 Counterparts..................................................63
SECTION 13.18 Release.......................................................63
SECTION 13.19 Covenant Not to Sue by Credit Parties.........................64
SECTION 13.20 Amendment and Restatement.....................................64
SECTION 13.21 Dismissal of State Court Litigation...........................65
SECTION 13.22 No Personal Liability.........................................65
SECTION 13.23 Reviewed by Attorneys.........................................65
SECTION 13.24 Authorization to File Financing Statements; Power of Attorney.65

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                                    EXHIBITS

A           -    Form of Officer's Compliance Certificate

B           -    Form of Assignment and Acceptance



                                    SCHEDULES

1           -     Lenders and Outstanding Loans

2           -     Summary of Disposition of Assets

2.1(a)      -     Accrued Fees and Costs to be Paid from Proceeds

2.5         -     Interest Escrow Account Disbursement Events

5.2(e)      -     Payments at Closing

6.1(a)      -     Jurisdictions

6.1(b)      -     Subsidiaries

6.1(g)      -     Environmental Disclosure

6.1(h)      -     Employee Benefit Plans

6.1(k)      -     Material Contracts

6.1(l)      -     Off-Balance Sheet Obligations

6.1(p)      -     Debt and Contingent Obligations

6.1(q)      -     Litigation

6.1(t)      -     Current and Anticipated Lessee Defaults

9.1         -     Excluded Participating Leases and Innisbrook Assets

10.1(b)     -     Debt of Credit Parties

10.4(b)     -     Existing Loans to Officers of GTA

10.11       -     Certain Permitted Amendments

11.1(f)     -     Excluded Debt


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11.1(g)     -     Excluded Material Contracts and Participating Lease

11.1(o)     -     Excluded Judgments, Attachments, Garnishments, etc.

11.1(p)     -     Excluded Writs and Writs of Execution



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                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


      SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 25th day of July, 2001, by and among (i) GOLF TRUST OF AMERICA, L.P., a limited partnership formed under the laws of Delaware (the "Borrower"), (ii) the Guarantors who are or may become a party to this Agreement, (iii) the Lenders who are or may become a party to this Agreement, (iv) BANK OF AMERICA, N.A. ("Bank of America"), as Administrative Agent for the Lenders, (v) FIRST UNION NATIONAL BANK, as Syndication Agent and (vi) FLEET NATIONAL BANK, as Documentation Agent.

                              STATEMENT OF PURPOSE

      Pursuant to an Amended and Restated Credit Agreement, dated as of March 31, 1999 (as amended and restated, the "Original Credit Agreement"), among the Borrower, the Guarantors, the Lenders party thereto (collectively, the "Original Lenders") and Bank of America (successor by merger to NationsBank, N.A.), as Administrative Agent, First Union National Bank as Syndication Agent and Fleet National Bank (successor by merger to BankBoston, N.A.), as Documentation Agent, the Original Lenders extended certain credit facilities to the Borrower.

      Pursuant to a Credit Agreement (the "Bridge Loan Agreement") dated as of March 31, 1999 between the Borrower, the Guarantors and Bank of America, N.A. (successor by merger to NationsBank, N.A.), as Lender (the "Bridge Lender"), the Bridge Lender made certain loans (herein "the Bridge Loans") to the Borrower.

      The Bridge Loan Agreement matured on March 31, 2001, and the Bridge Loans are now due and payable. Further, on May 22, 2001, the Original Lenders accelerated and demanded full and immediate payment of the indebtedness of the Borrower under the Original Credit Agreement and commenced the State Court Litigation (as hereinafter defined) to enforce their rights and remedies under the Original Credit Agreement and the Bridge Loan Agreement.

      The parties have agreed (x) to modify the Original Credit Agreement and the Bridge Loan Agreement (i) to merge and consolidate the Bridge Loan Agreement and the Original Credit Agreement and to amend and restate the merged and consolidated Bridge Loan Agreement and Original Credit Agreement into a single agreement, (ii) to provide that all Bridge Loans outstanding on the Closing Date shall hereafter be deemed to constitute Loans under this Agreement, (iii) to secure payment of the Loans, (iv) to evidence the agreement of the Lenders to waive the existing Defaults and Events of Default under the Original Credit Agreement and the Bridge Loan Agreement; (v) to provide for the repayment of the Loans from the proceeds of the sales of certain assets of the Borrower and (vi) to permit the orderly


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liquidation of the Borrower, and (y) to provide for the dismissal without prejudice of the State Court Litigation.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

      "ADMINISTRATIVE AGENT" means Bank of America in its capacity as the Administrative Agent under this Agreement, and any successor thereto appointed pursuant to Section 12.7.

      "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

      "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means
(a) the lawful power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other lawful power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AGENTS" means the collective reference to the Administrative Agent, the Documentation Agent and the Syndication Agent.

      "AGREEMENT" means this Second Amended and Restated Credit Agreement, as amended or modified from time to time.

      "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

      "APPLICABLE OFFICE" means, for each Lender, the "Office" of such Lender (or of an Affiliate of such Lender) designated on SCHEDULE 1 of this Agreement or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms of this Agreement.


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      "ASSIGNMENT AND ACCEPTANCE" has the meaning assigned thereto in Section
13.10 of this Agreement.

      "BANK OF AMERICA" means Bank of America, N.A., a national banking association, and its successors.

      "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5% for such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

      "BORROWER" means Golf Trust of America, L.P.

      "BRIDGE LOAN AGREEMENT" has the meaning assigned thereto in the Statement of Purpose.

      "BUSINESS DAY" means for all purposes any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business.

      "CAPITAL LEASE" means, with respect to any Person, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of such Person.

      "CLOSING DATE" means the date of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

      "COLLATERAL" means all of (a) the real property described on SCHEDULE 2 annexed hereto, all leases of all or any portion of such real property and all fixtures and personal property appurtenant thereto, (b) the Innisbrook Assets, (c) the other property, or interests therein, described on SCHEDULE 2, (d) the Sandpiper Note and Mortgage, (e) the Interest Escrow Account and
(f) the proceeds from the sale of any of the foregoing, including without limitation any purchase money note payable to the seller thereof.

      "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Credit Parties, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "CONSOLIDATED FACILITY" means the credit facilities established pursuant to the Original Credit Agreement and the Bridge Loan Agreement as merged, consolidated and amended pursuant to this Agreement.

      "CONTINGENT OBLIGATION" means, with respect to any Credit Party, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has


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directly or indirectly guaranteed any Debt or other obligation of any other
Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "CREDIT PARTIES" means, collectively, the Borrower and the Guarantors.

      "DEBT" means, with respect to the Credit Parties at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than one hundred and twenty (120) days past due; (c) all obligations of any such Person as lessee under Capital Leases; (d) all Contingent Obligations of any such Person; and (e) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

      "DEFAULT" means any of the events specified in Section 11.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

      "DOCUMENTATION AGENT" means Fleet National Bank in its capacity as the Documentation Agent under this Agreement.

      "DOLLARS" OR "$" means, unless otherwise qualified, lawful currency of the United States.

      "ELIGIBLE ASSIGNEE" means (i) a Lender, (ii) an Affiliate of a Lender,
(iii) a financial institution, institutional lender or other entity that is an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended) having (A) total assets of at least $10,000,000,000, (B) a long-term unsecured debt rating of at least BBB by S&P (or an equivalent rating by another nationally recognized statistical ratings organization) and
(C) an office in the United States, and (iv) any other Person approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.10, the Borrower, such approval not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after written notice of such proposed assignment has been provided by the assigning Lender to the


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Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

      "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

      "ENVIRONMENTAL ASSESSMENT REPORT" means a Phase I Environmental Site Assessment report for an owned or leased golf course property and for the Innisbrook Assets.

      "ENVIRONMENTAL LAWS" means any and all applicable federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the rules and regulations promulgated under each of these statutes, each as amended or supplemented.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

      "ERISA AFFILIATE" means any Person who, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

      "EVENT OF DEFAULT" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

      "EXTENSIONS OF CREDIT" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans made by such Lender.

      "FEDERAL FUNDS RATE" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are


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being offered for sale in the national federal funds market at 9:00 a.m.
(Charlotte, N.C. time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

      "FISCAL YEAR" means with respect to any Credit Party, the fiscal year of such Credit Party ending on December 31.

      "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Credit Parties throughout the period indicated and consistent with the prior financial practice of the Credit Parties.

      "GOVERNMENTAL APPROVALS" means all required authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "GOVERNMENTAL AUTHORITY" means any applicable nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "GROUP A COLLATERAL" means the Innisbrook Assets, the Legends Resorts (Parkland, Heathland and Mooreland), Eagle Ridge, Sandpiper, Heritage, Northgate, Stonehenge, Polo Trace, Tiburon, Osage National, Cypress Creek and Tierra Del Sol golf course properties and the Sandpiper Note and Mortgage and the Interest Escrow Account.

      "GROUP B COLLATERAL" means the Sweetwater, Wekiva, Black Bear, Lost Oaks and Bonaventure golf course properties.

      "GTA" means Golf Trust of America, Inc., a Maryland corporation.

      "GTA GP" means GTA GP, Inc., a Maryland corporation.

      "GTA LP" means GTA LP, Inc., a Maryland corporation.

      "GUARANTEED OBLIGATIONS" has the meaning assigned thereto in Section
4.1.

      "GUARANTORS" means, collectively, GTA, GTA GP, GTA LP, Sandpiper - Golf Trust, LLC, GTA Tierra Del Sol, LLC, GTA Osage, LLC and each such other person executing this Agreement as a Guarantor, as set forth on the signature pages hereto.

      "GUARANTY" means the Guarantors' obligations set forth in Article IV.


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      "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any applicable Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority with jurisdiction, (c) the presence of which require investigation or remediation under any applicable Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any toxic substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas, excepting, however, any such materials lawfully operated and/or managed pursuant to applicable Environmental Laws.

      "INNISBROOK ASSETS" means all of the Borrower's right, title and interest in and to: (a) the Promissory Note, dated June 20, 1997, made by Golf Host Resorts, Inc. ("Golf Host") in favor of the Borrower (the "Innisbrook Note"); (b) the Loan Agreement, dated June 20, 1997, between Golf Host and the Borrower, as amended by that certain First Amendment dated as of October 1, 1998 (the "Innisbrook Loan Agreement"); (c) the Mortgage, Security Agreement and Fixture Filing, dated as of June 20, 1997, between Golf Host and the Borrower (the "Innisbrook Mortgage"); and (d) each other document executed in connection with the transactions contemplated by the Innisbrook Loan Agreement, all as they have been amended, restated, supplemented or modified before the date hereof and as they may be further amended, restated, supplemented or modified from time to time after the date hereof in accordance with Section 10.11.

      "INNISBROOK OWNER" has the meaning assigned thereto in Section 8.3(b).

      "INTEREST ESCROW ACCOUNT" has the meaning assigned thereto in Section
2.5.

      "LARRY YOUNG" means Larry D. Young, an individual citizen and resident of Myrtle Beach, Horry County, South Carolina, and entities owned by or controlled by him, including without limitation Legends Golf Holdings, LLC.

      "LEGENDS AGREEMENT" means that certain Purchase and Sale Agreement entered into between Legends Golf Holdings, LLC, as Buyer, and Golf Trust of America, L.P., as Seller, dated as of February 14, 2001, as such agreement may be amended, restated, supplemented or modified from time to time after the date hereof in accordance with Section 10.11.

      "LEGENDS PROPERTIES" means the Legends Resorts (Parkland, Heathland and Moorland), Heritage, Oyster Bay, Bonaventure (if purchased by Larry Young as part of the Legends Transaction) and Tiburon golf course properties.


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      "LEGENDS TRANSACTION" means the sale transaction contemplated by the
Legends Agreement of the Legends Properties to Larry Young for a purchase price of approximately $102,000,000, payable by a credit for redemption of OP Units and GTA common stock owned by Larry Young at a nominal price of approximately $44,700,000 and producing Net Cash Proceeds of not less than $56,000,000; provided, however, if Bonaventure is not purchased by Larry Young, the purchase price for the Legends Properties will be approximately $89,400,000 and will produce Net Cash Proceeds of not less than $43,700,000.

      "LENDER" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

      "LESSEE" means the operator of a golf course property under a Participating Lease.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "LOANS" means all loans made to the Borrower pursuant to the Bridge Loan Agreement and the Original Credit Agreement and consolidated in the Consolidated Facility.

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes and the Perfection Documentation, all as they may be amended, restated or otherwise modified.

      "LOI" means a letter of intent with respect to the sale or other disposition of any golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage, which letter of intent has been executed by both the seller and the prospective buyer.

      "MANDATORY QUARTERLY PREPAYMENT" has the meaning assigned thereto in
Section 2.2(b).

      "MANDATORY PROCEEDS PREPAYMENT" has the meaning assigned thereto in
Section 2.2(b).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Credit Parties, taken as a whole, or the ability of any of the Credit Parties to perform its material obligations under the Loan Documents, after the applicable notice and cure periods, if any, have elapsed.

      "MATERIAL CONTRACT" means (a) any non-cancellable contract or other agreement, written or oral, of any Credit Party involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or
(b) any other contract or agreement, written or oral, of any Credit Party the failure to comply with which would reasonably be expected to have a Material Adverse Effect.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

      "NET CASH PROCEEDS" means, with respect to the sale of any golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage, an amount payable to the Lenders equal to the gross cash proceeds received by the Borrower from or in respect of such sale (including payments under purchase money promissory notes as and when received), after deducting therefrom only (without duplication):

            (i) Reasonable fees (including, without limitation, legal fees), commissions, expenses and other customary and reasonable closing costs paid by the Borrower to unaffiliated third parties in connection with such sale;

            (ii) Capital Expenditure Reserve balances paid to the lessee under the participating lease with respect to the golf course property or paid to the prospective purchaser of such lease or golf course property or another third party;

            (iii) The outstanding principal amount of, premium or penalty, if any, and interest on any indebtedness required to be repaid under the terms thereof as a result of such sale (other than the Consolidated Facility);

            (iv) Amounts that are reasonably estimated as of the date of such sale to be distributable pursuant to Section 10.7(iv) (subject to the escrow requirements thereof) within one year of the date of such sale as a result of any gain recognized in connection with such sale, based on the aggregate amount of gains or losses on all properties sold during the tax year in which such sale occurs and any operating losses against which gains may be off-set;

            (v) The stated value of OP Units or GTA's common stock, if any, redeemed in connection with such sale as and when permitted;

            (vi) Break-up, termination, or similar fees paid or payable as a result of such sale; and

            (vii) Costs and fees to third parties incurred in obtaining required appraisals of such properties; and

            (viii) Financial advisor fees paid to Banc America Securities LLC not to exceed .85% of the gross sales price of each golf course property, or of the Innisbrook Assets up to a maximum aggregate amount of $1,864,998, and other reasonable and customary financial adviser fees and fees for required fairness opinions.

      "NOTES" means the separate promissory notes made by the Borrower payable to the order of each of the Lenders in connection with the Original Credit Agreement and the Bridge Loan Agreement, evidencing the Loans, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

      "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Agents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

      "OFFICER'S COMPLIANCE CERTIFICATE" has the meaning assigned thereto in
Section 7.2.

      "OP UNITS" means common and preferred units of limited partnership interests in Borrower.

      "ORIGINAL CREDIT AGREEMENT" has the meaning assigned thereto in the Statement of Purpose.

      "OTHER TAXES" has the meaning assigned thereto in Section 3.6(b).

      "PARTICIPATING LEASE" means each lease between any Credit Party, as lessor and the operator of a golf course property, as the lessee.

      "PAYMENT DEFAULT" means any of the events specified in Section 11.1(a) or (b), including default by any Credit Party in the performance of any covenant or agreement contained in Section 2.2(a) or (b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

      "PERFECTION DOCUMENTATION" has the meaning assigned thereto in Section
2.6.

      "PERFECTION EXPENSES" has the meaning assigned thereto in Section
5.2(e).

      "PERMITTED LIENS" means any Liens permitted under Section 10.3.

      "PERSON" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

      "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Bank of America as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "PSA" means an agreement with respect to the purchase and sale or other disposition of any golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage.

      "REGISTER" has the meaning assigned thereto in Section 13.10(b).

      "REQUIRED LENDERS" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes issued pursuant to the Original Credit Agreement.

      "S&P" means Standard and Poors Ratings Group.

      "SANDPIPER NOTE AND MORTGAGE" means the secured promissory note dated June 2, 1999 in the original principal amount of $4,222,867.30 made by Oly Chadmar Sandpiper General Partnership and payable to the order of the Borrower as successor in interest to Sandpiper GTA Development, Inc. and secured by a Deed of Trust With Assignments of Rents dated June 2, 1999 and recorded in June 17, 1999 in the official records of Santa Barbara County, California.

      "SOLVENT" means, as to the Credit Parties on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

      "STATE COURT LITIGATION" means that civil action pending in the Superior Court Division of the General Court of Justice for Mecklenburg County, North Carolina captioned "Bank of America, N.A. as Administrative Agent v. Golf Trust of America, L.P. et al" and bearing Case Number 01-CVS-10072.

      "STATED RELEASE PRICE" means, for any golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage, the amount shown for such property, the Innisbrook Assets or the

Sandpiper Note and Mortgage under the heading "With Equity Redemption/Stated Release Price" on SCHEDULE 2 which amount shall be paid in immediately available funds; provided, however, that the Stated Release Price for the Legends Properties, if not sold to Larry Young, or for any other golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage sold to a third party where no OP Units or GTA's common stock are to be repurchased or redeemed in connection with the sale of such property, shall be the amount shown for such property, the Innisbrook Assets or the Sandpiper Note and Mortgage under the heading "Without Equity Redemption/Stated Release Price" on SCHEDULE 2.

      "SUBORDINATED DEBT" means all Debt of any Credit Party subordinated in right and time of payment to the Obligations on terms satisfactory to all Lenders.

      "SUBSIDIARY" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" in this Agreement shall refer to those of GTA.

      "SYNDICATION AGENT" means First Union National Bank, in its capacity as the Syndication Agent under this Agreement.

      "TAXES" has the meaning assigned thereto in Section 3.6(a).

      "TERMINATION DATE" means the earliest of the dates referred to in
Section 2.2(a).

      "TERMINATION EVENT" means: (a) a "Reportable Event" described in
Section 4043 of ERISA; or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

      "UCC" means the Uniform Commercial Code as in effect in the state where the relevant golf course property or the Innisbrook Assets are located or California in the case of the Sandpiper Note and Mortgage.

      "UNITED STATES" means the United States of America.

      SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference in this Agreement to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

      SECTION 1.3   OTHER DEFINITIONS AND PROVISIONS.

      (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents.

      (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                 CREDIT FACILITY

      SECTION 2.1   ACKNOWLEDGMENTS.

      (a) ACKNOWLEDGMENT OF OBLIGATIONS. The Borrower hereby acknowledges, confirms and agrees that as of the close of business on July 25, 2001 (i) the Borrower is indebted to the Lenders in respect of Loans pursuant to the Original Credit Agreement in the principal amount of $149,287,160.36 PLUS accrued interest of $938,708.23, and (ii) the Borrower is indebted to the Lenders in respect of Loans pursuant to the Bridge Loan Agreement in the aggregate principal amount of $2,025,986.08 PLUS accrued interest of $12,739.62. All such Loans, together with interest accrued and accruing thereon, are unconditionally owing by the Borrower to the Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever. Interest accrued through the date of this Agreement in the amount of $951,447.85 shall be paid on the Closing Date. In addition, all fees, costs, expenses and other charges set forth on SCHEDULE 2.1(a) are also unconditionally owing by the Borrower to the Administrative Agent and the Lenders without off-set, defense and counterclaim of any kind, nature or description whatsoever and shall be paid pursuant to Section 3.3(b). The Administrative Agent and the Lenders represent and warrant that Schedule 2.1(a) lists all fees, costs and expenses (other than interest and principal in the amounts referred to in the first sentence of this paragraph) owed under the Original Credit Agreement or the Bridge Loan Agreement that they have knowledge of as of the date hereof unless otherwise indicated on SCHEDULE 2.1(a). Nothing contained herein shall constitute a waiver by the Administrative Agent or the Lenders of the right to recover any expenses incurred by third parties acting on behalf of the Administrative Agent or Lenders prior to the date of this Agreement in connection with the enforcement by the Lenders of their rights and remedies under the Original Credit Agreement or the Bridge Loan Agreement, nor shall anything herein be deemed an acknowledgment by the Borrower that any such expenses not identified on SCHEDULE 2.1(a) are unconditionally owing.

      (b) NO NEW BORROWINGS. No additional Loans shall be made and amounts repaid may not be reborrowed.

      SECTION 2.2   REPAYMENT OF LOANS.

      (a) REPAYMENT ON TERMINATION DATE. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the earlier of (a) June 30, 2002, and (b) the date on which the Administrative Agent, on behalf of the Lenders, declares the Loans and Notes to be due and payable in full pursuant to Section 11.2(a).

      (b) MANDATORY PREPAYMENTS. The principal of the Loans shall be prepaid in the minimum cumulative amount of $10,000,000 during each quarter, commencing with the quarter ending September 30, 2001 (the "Mandatory Quarterly Prepayments"). In addition, as required by Section 10.6 but subject to Sections 2.4 and 2.5, the Borrower shall prepay the Obligations in immediately available funds by an amount equal to the greater of (x) 100% of the Net Cash Proceeds from the sale of (i) any golf course property, (ii) the Innisbrook Assets or (iii) the Sandpiper Note and Mortgage and (y) the Stated Release Price for such property (the "Mandatory Proceeds Prepayment"), without regard for whether the Mandatory Quarterly Prepayments have been made; provided that Net Cash Proceeds received from payments under any purchase money notes must be applied to the repayment of the Obligations only when such payments are received. All Mandatory Proceeds Prepayments shall be applied to the Mandatory Quarterly Prepayments provided for in the first sentence of this Section 2.2(b). If any portion of the purchase price for a golf course property, the Innisbrook Assets or the Sandpiper Note and Mortgage is payable pursuant to the terms of a purchase money note, possession of such purchase money note shall be delivered to and held by the Administrative Agent in order to perfect the Administrative Agent's continuing security interest therein, and all payments received on such purchase money note by the Credit Parties shall be delivered to the Administrative Agent as and when received and such payments shall be applied to the prepayment of the Loans.

      (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Loans, in whole or in part.

      SECTION 2.3 NOTES. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by the Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay all Loans made by such Lender to the Borrower under the Original Credit Agreement and the Bridge Loan Agreement, PLUS interest and all other fees, charges and other amounts due thereon as required under this Agreement. Each Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

      SECTION 2.4 CERTAIN EXPENSES. The initial $5,000,000 of Net Cash Proceeds realized by the Borrower after the date hereof from the sale of golf course properties, the Innisbrook Assets or the Sandpiper Note and Mortgage may be retained by the Borrower to fund certain expenses incurred by the Borrower in the sale or other disposition of its assets, litigation expenses, recording fees and taxes, legal fees and dividends payable for the second quarter of Fiscal Year 2001, which dividends shall not exceed $3,626,006.

      SECTION 2.5 INTEREST ESCROW ACCOUNT. Subject to Section 2.4, the initial $1,500,000 of Net Cash Proceeds realized by the Borrower on or after the date hereof from the sale of golf course properties, the Innisbrook Assets or the Sandpiper Note and Mortgage shall be deposited in an interest-bearing account to be maintained by the Administrative Agent for the benefit of the Lenders (the "Interest Escrow Account"). The Interest Escrow Account shall bear interest at the rate paid by the Administrative Agent to its customers for deposits of like amounts and terms, and interest earned thereon shall be part of the Interest Escrow Account. In the event the Borrower provides written notice to the Administrative Agent that one or more of the events described on SCHEDULE 2.5 has occurred and is continuing, then during the continuance of such event, funds on deposit in the Interest Escrow Account shall be applied by the Administrative Agent to the payment of interest then due and payable or thereafter becoming due and payable on the Notes. If at any time the proceeds of the Interest Escrow Account are insufficient to pay in full the accrued and unpaid interest then due and payable on the Notes, and the Borrower shall not have otherwise paid such interest, an Event of Default specified in Section 11.1(b) shall be deemed to have occurred. The Borrower hereby grants and conveys to the Administrative Agent for the benefit of the Lenders a security interest in all funds in the Interest Escrow Account from time to time. All funds remaining in the Interest Escrow Account on the Termination Date shall be applied in accordance with Section 3.3(b). At such time as all Obligations have been paid in full, the balance of the Interest Escrow Account shall be remitted to the Borrower. At such time prior to the Termination Date as none of the events described on SCHEDULE 2.5 can occur, then upon written request of the Borrower the Administrative Agent shall apply the funds on deposit in the Interest Escrow Account to the payment of interest when such interest becomes due and payable.

      SECTION 2.6 COLLATERALIZATION; GRANT OF SECURITY INTEREST. The full and punctual payment of the Obligations and performance of the terms and conditions of this Agreement by the Borrower and the Guarantors shall be secured by a Lien on, and the Borrower and Sandpiper-Golf Trust, LLC hereby grant to the Administrative Agent for the benefit of the Lenders a security interest and lien in, the Collateral. The Borrower shall execute such mortgages, deeds of trust, assignments, security agreements, pledge agreements, financing statements and other documentation (collectively, "PERFECTION DOCUMENTATION") and take such actions as shall be reasonably required to evidence and perfect such Liens. Perfection Documentation for Group A Collateral and Group B Collateral shall be executed and delivered as a condition precedent to the obligation of the Lenders to close this Agreement. The Perfection Documentation for the Group A Collateral shall be recorded promptly after the Closing Date. The Administrative Agent shall hold the Perfection Documentation for the Group B Collateral in escrow. The Administrative Agent shall not record any Perfection Documentation for the Bonaventure golf course property before the earlier of (i) the occurrence of an Event of Default, and
(ii) August 1, 2001 and shall not record it at all if the Bonaventure golf course property has been sold and the Mandatory Proceeds Prepayment therefor has been remitted to the Administrative Agent before that date. The Administrative Agent shall not record any Perfection Documentation for the balance of the Group B Collateral before the earliest of (i) the occurrence of an Event of Default, (ii) forty-five (45) days after the Closing Date, or
(iii) August 15, 2001, and shall not record any Perfection Documentation for any Group B Collateral that is sold and the Mandatory Proceeds Prepayment therefor has been remitted to the Administrative Agent before the earlier of such dates. The Borrower shall be responsible for the payment of all recording fees and taxes payable in connection with the recordation of the Perfection Documentation. Further, the Mandatory Proceeds Prepayment for the Group B Collateral remitted to the Administrative Agent prior to the recording of the Perfection Documentation therefor as herein provided shall be reduced dollar for dollar by the amount of Perfection Expenses held by the Administrative Agent for such property pursuant to Section 5.2(e).

                                   ARTICLE III

                             GENERAL LOAN PROVISIONS

      SECTION 3.1   INTEREST.

      (a) INTEREST RATE. The unpaid principal balance of the Loans shall bear interest, from and after the date of this Agreement, at a rate per annum equal to the Base Rate PLUS 1%.

      (b) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall at the direction of the Required Lenders bear interest at a rate per annum equal to the Prime Rate PLUS 3%. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

      (c) INTEREST PAYMENT AND COMPUTATION. Interest shall be payable in arrears on the last Business Day of each month, commencing July 31, 2001, and on the Termination Date. All interest rates, fees and commissions provided under this Agreement shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

      (d) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest under this Agreement in excess of the highest rate permissible under Applicable Law, the rate in effect under this Agreement shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum rate permitted by Applicable Law or shall apply such excess to the principal balance of the Obligations if permitted by Applicable Law (in either event, the Administrative Agent shall advise the Borrower in writing promptly of its decision). It is the intent of this Agreement that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

      SECTION 3.2   FEES.

      (a) MODIFICATION FEE. The Borrower shall pay to the Administrative Agent, as a condition to the closing of this Agreement and for the account of the Lenders, a non-refundable modification fee in an amount equal to (i) .25% of (x) the Loans outstanding on the Closing Date MINUS (y) $56,000,000 PLUS
(ii) $50,000. A further modification fee shall be paid to the Administrative Agent for the account of the Lenders on August 1, 2001 in an amount equal to 0.25% of the excess, if any, of $56,000,000 over the amount of the Mandatory Proceeds Prepayment paid to the Administrative Agent on or before July 31, 2001, from the Legends Transaction and, if sold separately, from the sale of the Bonaventure golf course property. On December 31, 2001, an additional modification fee in an amount equal to 0.25% of the Loans outstanding on such date shall be paid by the Borrower to the Administrative Agent for the account of the Lenders. Such fees shall be distributed by the Administrative Agent to the Lenders PRO RATA, based on the ratio of the outstanding Loans of each Lender to the aggregate of all Loans outstanding.

      (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. The Borrower shall pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated December 21, 1998.

      SECTION 3.3   PAYMENT.

      (a) MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA, based on the ratio of the outstanding Loans of each Lender to the aggregate of all Loans outstanding, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. On the Business Day that each such payment is deemed made, the Administrative Agent shall distribute to each Lender at its address for notices set forth in this Agreement its PRO RATA share of such payment in accordance with this Section 3.3 and shall wire advice of the amount of such credit to each Lender; PROVIDED that if the Administrative Agent fails to distribute such funds on the date on which any payment is deemed made, the Administrative Agent shall pay interest thereon at the Federal Funds Rate from the date such payment is received until the date such funds are distributed by the Administrative Agent. Each payment to the Administrative Agent of the Administrative Agent's fees or the expenses of the Administrative Agent shall be made for the account of the Administrative Agent.

      (b) CREDITING OF PAYMENTS AND PROCEEDS. All Mandatory Quarterly Prepayments and all Mandatory Proceeds Prepayments pursuant to Section 2.2 hereof received by the Administrative Agent and all proceeds received after the Termination Date shall be applied (i) first, if the Termination Date shall not have occurred, to fund the Interest Escrow Account to the extent required to maintain a $1,500,000 balance in such account; (ii) second, to all costs and expenses then due and payable by the Borrower under this Agreement; (iii) third, to all indemnity obligations then due and payable by the Borrower under this Agreement, the Original Credit Agreement or the Bridge Loan Agreement; (iv) fourth, to all Administrative Agent's fees and all commitment, modification and other fees and commissions then due and payable by Borrower under this Agreement; (v) fifth, if the Termination Date shall have occurred, to accrued and unpaid interest on the Notes; and (vi) sixth, to the principal amount of the Notes (all such amounts to be allocated PRO RATA in accordance with all such amounts due).

      SECTION 3.4    RIGHT OF SET-OFF; ADJUSTMENTS.

      (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      (b) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this
Section 3.4 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

      SECTION 3.5 REDUCED RETURN. If any Lender shall have determined that the adoption after the date of this Agreement of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations under this Agreement to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      SECTION 3.6   TAXES.

      (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent under this Agreement or under or in respect of any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or under or in respect of any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, documentary or intangibles taxes and any other excise or property taxes or charges or similar levies which arise from any payment made, or any security interest, mortgage or other lien granted to or recorded for the benefit of the Agents and the Lenders or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.6) properly paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages of this Agreement and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which provides that such Lender is not subject to deduction or withholding on payments made hereunder,
(ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
Code), certifying to the Administrative Agent and the Borrower that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.6(a) or 3.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required under this Agreement, the Borrower shall take such reasonable steps as such

Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of the Borrower arising in connection with this Agreement, the agreements and obligations of the Borrower contained in this Section 3.6 shall survive the payment in full of the Notes.

      SECTION 3.7 REIT STATUS. GTA has made an election to be treated as a "real estate investment trust" under Sections 856 through 860 of the Code and will not hereafter revoke such election.

                                   ARTICLE IV

                                    GUARANTY

      SECTION 4.1 GUARANTY OF OBLIGATIONS OF THE GUARANTORS. Each of the Guarantors hereby jointly and severally unconditionally guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, and their permissible respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise as permitted under this Agreement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to the Administrative Agent or any Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

      SECTION 4.2 NATURE OF GUARANTY. Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Agreement or any other Loan Document;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

            (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations. Each Guarantor expressly waives all rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, ET SEQ. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, any Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into this Agreement.

      SECTION 4.3 DEMAND BY THE ADMINISTRATIVE AGENT. In addition to the terms set forth in Section 4.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable in accordance with the terms of this Agreement, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available federal funds to an account designated by the Administrative Agent or at the address referenced in this Agreement for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

      SECTION 4.4 WAIVERS. In addition to the waivers contained in Section 4.2, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. Each Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

      SECTION 4.5 BENEFITS OF GUARANTY. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing in this Agreement contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons, any reference to any "Administrative Agent" or "Lenders" in this Agreement shall be deemed to refer equally to such Person or Persons.

      SECTION 4.6 MODIFICATION OF LOAN DOCUMENTS ETC. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantors:

            (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

            (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

            (c)   amend or modify, in any manner whatsoever, the Loan
      Documents;

            (d) extend or waive the time for performance by the Guarantors, the Borrower or any other Person of, or compliance with, any term, covenant or agreement (other than this Guaranty) on its part to be performed or observed under a Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of any Guarantor or the Borrower to the Administrative Agent or the Lenders;

            (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantors or the Borrower to the Administrative Agent or any Lender;

            (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantors or the Borrower are subordinated to the claims of the Administrative Agent or any Lender; or

            (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantors or the Borrower to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its discretion;

then neither the Administrative Agent nor any Lender shall incur any liability to the Guarantors as a result thereof, and no such action shall impair or release the obligations of the Guarantors under this Agreement.

      SECTION 4.7 REINSTATEMENT. Each Guarantor agrees that if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid by the Administrative Agent or Lender to the Borrower, their estate, trustee, receiver or any other party, including, without limitation, such Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, such Guarantor's liability under this Agreement shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment.

      SECTION 4.8 WAIVER OF SUBROGATION AND CONTRIBUTION. Each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Administrative Agent or the Lenders against the Borrower security or collateral which the Administrative Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made under this Agreement or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

      SECTION 4.9 REMEDIES. Upon the occurrence of any Event of Default, the Administrative Agent may enforce against any Guarantor its obligations and liabilities under this Agreement and exercise such other rights and remedies as may be available to the Administrative Agent under this Agreement, the other Loan Documents or applicable law.

      SECTION 4.10 LIMIT OF LIABILITY. The obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

                                    ARTICLE V

                          CLOSING; CONDITIONS PRECEDENT

      SECTION 5.1 CLOSING. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. in Charlotte, North Carolina at 10:00 a.m. on July 25, 2001 or at such other place and on such other date as the parties hereto shall mutually agree.

      SECTION 5.2 CONDITIONS PRECEDENT. The obligation of the Lenders to close this Agreement is subject to the satisfaction of each of the following conditions precedent:

            (a) EXECUTED LOAN DOCUMENTS. This Agreement in form and substance satisfactory to the Administrative Agent and each Lender shall have been duly authorized, executed and delivered by the Borrower and each other Credit Party, as applicable, shall be in full force and effect, no Default or Event of Default shall exist, and the Borrower and each other Credit Party, as applicable, shall have delivered original counterparts thereof to the Administrative Agent.

            (b) EXECUTED PERFECTION DOCUMENTATION. The Borrower and each other Credit Party, as applicable, shall have executed and delivered to the Administrative

      Agent Perfection Documentation for all Collateral in recordable form satisfactory to the Administrative Agent, granting the Liens required under this Agreement.

            (c)   CLOSING CERTIFICATES; ETC.

                  (i) CERTIFICATE OF GTA. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of GTA, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete to the best knowledge of such Person; that to the best knowledge of such Person none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, to the best knowledge of such Person, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred under this Agreement and is continuing; and that to the best knowledge of such Person the Borrower has satisfied each of the closing conditions.

                  (ii) CERTIFICATE OF SECRETARY OF THE GENERAL PARTNER. The
            Administrative Agent shall have received a certificate of the secretary or assistant secretary of GTA GP, in its capacity as the Managing General Partner of the Borrower certifying on behalf of the Borrower that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of GTA GP authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party; and as to the incumbency and genuineness of the signature of each officer of GTA GP executing Loan Documents to which the Borrower is a party.

                  (iii) CERTIFICATE OF SECRETARY OF EACH GUARANTOR. The
            Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Guarantor certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Guarantor authorizing the borrowings contemplated under this Agreement and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Guarantor executing Loan Documents to which it is a party.

                  (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of:

                        (A) Counsel to the Credit Parties addressed to the
                  Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall reasonably request; and

                        (B) Florida counsel to the Credit Parties addressed to
                  the Administrative Agent and the Lenders with respect to the enforceability and perfection of the Multi-State Mortgage, Collateral Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Florida Mortgage") and Modification and Spreader of the Florida Mortgage and enforceability of the Florida Tax Indemnity Agreement.

            (d)   CONSENTS; DEFAULTS.

                  (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary
            approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                  (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) NO EVENT OF DEFAULT.  No Default or Event of Default
            shall have occurred and be continuing.

            (e) PAYMENT AT CLOSING. There shall have been paid by the Borrower to the Lenders the portion of the fee set forth or referenced in Section
      3.2 due on the Closing Date, all interest payable on the Closing Date pursuant to Section 2.1(a), and all recording fees, taxes, and other charges in connection with the execution, delivery, recording, filing and registration of the Perfection Documentation ("PERFECTION EXPENSES"). Perfection Expenses for the Group B Collateral in the amounts identified on SCHEDULE 5.2(e) shall be held by the Administrative Agent, without interest, and either (i) used to pay Perfection Expenses when the Group B Collateral Perfection Documentation is recorded pursuant to Section 2.5 or
      (ii) applied to any Mandatory Proceeds Prepayment received from the sale of Group B Collateral prior to recording of the Perfection Documentation therefor.

            (f)   MISCELLANEOUS.

                  (i) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (ii) DUE DILIGENCE AND OTHER DOCUMENTS. The Borrower shall have delivered to the Administrative Agent all LOI's and PSA's in existence as of the Closing Date and such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a secretary or assistant secretary of GTA, in its capacity as the Borrower's managing general partner, as a true and correct copy thereof.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.1 REPRESENTATIONS AND WARRANTIES. The Credit Parties hereby represent and warrant to the Agent and the Lenders that:

            (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Credit Parties is duly organized, validly existing and, except as set forth on SCHEDULE 6.1(a), in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and in which the failure to qualify would have a Material Adverse Effect. The jurisdictions in which the Credit Parties are qualified to do business are described on SCHEDULE 6.1(a).

            (b) OWNERSHIP. The Subsidiaries of the Borrower are set forth on
      SCHEDULE 6.1(b). GTA owns no Subsidiary other than GTA GP, GTA LP and the Borrower. Neither GTA GP nor GTA LP owns any Subsidiary other than the Borrower. All outstanding shares of stock of the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) AUTHORIZATION OF AGREEMENT AND LOAN DOCUMENTS. Each of the Credit Parties has the right, power and authority and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby, in each case in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Guarantor and of the duly authorized general partner of the Borrower, and each such document constitutes the legal, valid and binding obligation of each of the Credit Parties, to the best of its knowledge, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

            (d) COMPLIANCE OF AGREEMENT AND LOAN DOCUMENTS WITH LAWS, ETC. The execution, delivery and performance by each of the Credit Parties of the Loan Documents to which such Person is a party, in accordance with their respective terms, and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party, (ii) conflict with, result in a breach of or constitute a default under the agreement of limited partnership of the Borrower, the articles of incorporation, bylaws or other organizational documents of any Guarantor or any indenture, agreement or other instrument to which any Credit Party is a party or by which any of its properties may be bound or any Governmental Approval relating to any Credit Party, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Credit Party other than Liens arising under the Loan Documents.

            (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Credit Parties, to the best of its knowledge, (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and
      (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, to the extent such failure to comply would have a Material Adverse Effect on the Credit Parties.

            (f) TAX RETURNS AND PAYMENTS. Each of the Credit Parties has duly filed (or will duly file in accordance with Applicable Laws) or caused (or will cause in accordance with Applicable Laws) to be filed all federal, state, local and other tax returns required by Applicable Law (including the provisions of the Code and the regulations thereunder relating to "real estate investment trusts") to be filed, and has paid (or will pay in accordance with Applicable Laws), or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Credit Party with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each of the Credit Parties in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of each Credit Party are in the judgment of such Person adequate, and such Person does not anticipate any additional taxes or assessments for any of such years.

            (g) ENVIRONMENTAL MATTERS. Except for matters disclosed in the documents listed on SCHEDULE 6.1(g):

                  (i) To the Borrower's knowledge, the golf course properties of the Credit Parties do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, except as otherwise set forth in the Environmental Assessment Reports;

                  (ii) To the Borrower's knowledge, the golf course properties of the Credit Parties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such golf course properties or such operations which could interfere with the continued operation of such golf course properties or impair the fair saleable value thereof, except as otherwise set forth in the Environmental Assessment Reports;

                  (iii) No Credit Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any golf course property or the operations conducted in connection therewith, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened, except as otherwise set forth in the Environmental Assessment Reports;

                  (iv) To the Borrower's knowledge, hazardous Materials have not been transported or disposed of from the golf course properties of any Credit Party in violation of, or in a manner or to a location which could give rise to liability under, applicable Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such golf course properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except as otherwise set forth in the Environmental Assessment Reports;

                  (v) No judicial proceedings or governmental or administrative action is pending of which any Credit Party has received notice, or, to the knowledge of any Credit Party, threatened, under any applicable Environmental Law to which any Credit Party is or will be named as a party with respect to such golf course properties or operations conducted in connection therewith, nor are there any consent decrees or consent orders, nor, to the Borrower's knowledge, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to such golf course properties or such operations, except as set forth in the Environmental Assessment Reports; and

                  (vi) To the Borrower's knowledge, there has been no release, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws, except as set forth in the applicable Environmental Assessment Reports.

            (h)   ERISA.

                  (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 6.1(h);

                  (ii) the Borrower and each ERISA Affiliate is in material
            compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any
            accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under
            Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrower nor any ERISA Affiliate has: (A)
            engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate,
            (B) Pension Plan, or (C) Multiemployer Plan.

            (i) MARGIN STOCK. The Borrower is not engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

            (j) GOVERNMENT REGULATION. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

            (k) MATERIAL CONTRACTS. SCHEDULE 6.1(k) sets forth a complete and accurate list of all Material Contracts of the Credit Parties in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in SCHEDULE 6.1(k), each such Material Contract is, and immediately after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, to the best of each Credit Party's knowledge, in full force and effect in accordance with the terms thereof. The Borrower has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on
      SCHEDULE 6.1(k).

            (l) FINANCIAL STATEMENTS. The (i) audited Consolidated balance sheet of the Credit Parties as of December 31, 2000 and the related statements of income and retained earnings and cash flows for the period then ended and (ii) unaudited Consolidated balance sheet of the Credit Parties as of March 31, 2001 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are, and all financial statements hereafter delivered to the Administrative Agent or any Lender, whether pursuant to Article VII or otherwise, shall be, complete and correct in all material respects and fairly present the assets, liabilities (including, without limitation, material contingent liabilities) and financial position of the Credit Parties as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been, or will be, as the case may be, prepared in accordance with GAAP. Except as set forth on SCHEDULE 6.1(l), the Credit Parties have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

            (m) SOLVENCY. As of the Closing Date each of the Credit Parties will be Solvent.

            (n) TITLES TO PROPERTIES. Each Credit Party has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheet of the Credit Parties delivered pursuant to Section 6.1(l), except those which have been disposed of by the Credit Parties subsequent to such date, which dispositions have been in the ordinary course of business or as otherwise expressly permitted under this Agreement.

            (o) LIENS. None of the properties and assets of any Credit Party is subject to any Lien, except Liens created by the Loan Documents and Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names any Credit Party or any of its trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Credit Party has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3.

            (p) DEBT AND CONTINGENT OBLIGATIONS. SCHEDULE 6.1(p) is a complete and correct listing of all existing Debt and Contingent Obligations of the Credit Parties. The Credit Parties have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Credit Party exists with respect to any such Debt or Contingent Obligation, except for any failures to perform or comply, or defaults or events of default, that would not result in a Material Adverse Effect.

            (q) LITIGATION. Except as set forth on SCHEDULE 6.1(q), there are no actions, suits or proceedings pending after service on any of the Credit Parties nor, to the knowledge of the Credit Parties, threatened against or in any other way relating adversely to or affecting any of the Credit Parties or any of their properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

            (r) ACCURACY AND COMPLETENESS OF INFORMATION. No representation or warranty of any Credit Party contained in any Loan Document or in any other document, certificate or written statement furnished to the Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated by this

      Agreement contained any statement of a material fact that was untrue when made. No representation is made with respect to financial projections. None of the Credit Parties is aware of any facts (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

            (s) JUDGMENTS. There are no judgments or orders for the payment of money outstanding against any Credit Party.

            (t) PARTICIPATING LEASES/INNISBROOK ASSETS/SANDPIPER NOTE. To the knowledge of the Credit Parties, and except as set forth on
      SCHEDULE 6.1(t), no monetary default, and no non-monetary default which would have a material adverse effect on the enforcement thereof, exists under any Participating Lease, the Innisbrook Assets or the Sandpiper Note and Mortgage.

      SECTION 6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate executed and delivered by any Credit Party pursuant to this Agreement, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement or any investigation made by or on behalf of the Lenders.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

      Until all the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 13.11, the Credit Parties will furnish or cause to be furnished to the Lenders at their respective addresses as set forth on SCHEDULE 1, or such other office as may be designated by the Lenders from time to time:

      SECTION 7.1   REPORTS AND FINANCIAL STATEMENTS.

      (a) MONTHLY REPORTS. As soon a practicable and in any event within thirty (30) days after the end of each month:

            (i) an accounts receivable aging by lessee (under the Participating Leases) and with respect to the Innisbrook Mortgage and a schedule of LOI's and PSA's entered into during such month and projected closings; and

            (ii) a compliance certificate for Section 9.1 comparing payments received to payments due.

      (b) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of GTA and the other Credit Parties as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by GTA in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of GTA to present fairly in all material respects the financial condition of GTA and the other Credit Parties as of their respective dates and the results of operations of GTA and the other Credit Parties for the respective periods then ended, subject to normal year end adjustments.

      (c) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of GTA and the other Credit Parties as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by an independent certified public accounting firm that is not qualified with respect to scope limitations imposed by GTA and the other Credit Parties or any of its Subsidiaries or with respect to accounting principles followed by GTA and the other Credit Parties not in accordance with GAAP.

      SECTION 7.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Section 7.1(b) or (c), a certificate of the chief financial officer or the treasurer of GTA in the form of EXHIBIT A attached hereto (an "Officer's Compliance Certificate").

      SECTION 7.3 ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 7.1(c), a certificate of the Borrower's independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the
Lenders:

            (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

            (b) including a fully executed copy of a letter from such accountants to GTA expressly authorizing the Lenders to rely on the examination and report of such independent public accountants with respect to the audited financial statements of the Credit Parties as of and for such Fiscal Year then ending.

      SECTION 7.4   OTHER REPORTS.
      (a) Within thirty (30) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Borrower sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which GTA files with the Securities and Exchange Commission (including each report made on Form 8-K, 10-Q and 10-K) or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by GTA to the public;

      (b) Within thirty (30) days after the effective date thereof, a report of any amendment to the Innisbrook Note, the Innisbrook Loan Agreement, the Innisbrook Mortgage or any ground lease or Participating Lease permitted by
Section 10.11, together with such other information regarding the operations, business affairs and financial condition of the Credit Parties as the Administrative Agent or any Lender may reasonably request; and

      (c) Promptly after the end of each quarter, commencing with the quarter ending September 30, 2001, a report identifying, as of such quarter end, the aggregate amount of gains and losses on all properties sold during the calendar year to such quarter end, any operating losses against which gains may be off-set, and the amount of distributions, if any, required to maintain REIT status or to avoid any excise taxes that would otherwise be due if such distributions were not timely made.

      SECTION 7.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than thirty (30) days after an executive officer of GTA obtains knowledge thereof) telephonic and written notice of:

            (a) the commencement of all material proceedings and material investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of their respective properties, assets or businesses exceeding $250,000;

            (b) any notice of any material violation received after the date hereof by any Credit Party from any Governmental Authority including, without limitation, any notice relating to Environmental Laws, including any material violation of Environmental Laws, whether occurring prior to or subsequent to the date hereof;

            (c) any material labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party;

            (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against any Credit Party;

            (e) (i) any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Credit Party is a party or by which any Credit Party or any of their respective properties may be bound;

            (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all written notices received by any Credit Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all written notices received by any Credit Party or any ERISA Affiliate from a Multi-employer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
      Section 4202 of ERISA, and (iv) any Credit Party obtaining written notice that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

            (g) promptly after receipt thereof, any written communication from the Internal Revenue Service which challenges GTA's status as a "real estate investment trust" within the meaning of Section 856 of the Code;

            (h) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect; and

            (i) any monetary default, or non-monetary default which would have a material adverse effect on the enforcement thereof, under any Participating Lease, the Innisbrook Assets or the Sandpiper Note and Mortgage.

      SECTION 7.6 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender (other than financial forecasts) respecting any Credit Party whether pursuant to this
Article VII or any other provision of this Agreement, or any of the Perfection Documentation, shall be, at the time the same is so furnished, to such Credit Party's knowledge, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Credit Party's knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner provided for in Section 13.11, each Credit Party will, and will cause each of its Subsidiaries to:

      SECTION 8.1 PRESERVATION OF EXISTENCE AND RELATED MATTERS. Preserve and maintain its separate corporate or partnership existence, as applicable, and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or partnership and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Notwithstanding the foregoing, the Credit Parties shall cause GTA LP, Inc. to be duly qualified and authorized to do business in Maryland as soon as reasonably practicable after the Closing Date and, in any event, not later than 30 days after the Closing Date.

      SECTION 8.2 MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks and service marks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      SECTION 8.3   INSURANCE.

      (a) Keep its insurable properties adequately insured at all times; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with similarly-situated companies in the same or similar businesses and maintain such other insurance as may be required by Applicable Law, in each case with financially sound and reputable insurers reasonably acceptable to the Administrative Agent. To the extent reasonably practicable, the Administrative Agent shall be named as loss payee under policies insuring against casualty losses, and as an additional insured with respect to liability policies.

      (b) The Borrower will not amend or waive any provision in any Participating Lease or the Innisbrook Mortgage requiring the lessee thereunder or owner of the property that is the subject of the Innisbrook Mortgage (the "Innisbrook Owner") to maintain insurance with respect to the golf course property leased by such lessee or the property that is the subject of the Innisbrook Mortgage. The Borrower will use commercially reasonable efforts to cause such lessees and the Innisbrook Owner to comply with any provisions in such Participating Leases or the Innisbrook Mortgage that require such lessees or the Innisbrook Owner to have the Administrative Agent named as loss payee under policies of insurance against loss or damage to any golf course property covered by such insurance policies, and to have the Administrative

Agent named as additional insured under any such liability insurance policies. All proceeds received by the Administrative Agent under any such policies of insurance against loss or damage to any golf course property shall be promptly remitted to the Borrower to the extent necessary to enable the Borrower to comply with any provisions in the applicable Participating Lease or Innisbrook Mortgage that would require the Borrower to remit such proceeds to the lessee or to repair or replace the applicable property if the Borrower had received such proceeds. All other proceeds received by the Administrative Agent under any such policies of insurance for loss or damage to any golf course property shall, after deduction therefrom of all reasonable expenses actually incurred by the Administrative Agent, including attorneys' fees, in connection with the receipt of such proceeds, at the Administrative Agent's option be (1) released to the Borrower, or (2) applied (upon compliance with such terms and conditions as may be reasonably required by the Administrative Agent) to repair or restoration, either partly or entirely, of the property so damaged, or (3) after the occurrence and during the continuance of an Event of Default, applied to the payment of the Obligations in such order and manner as the Administrative Agent, in its sole discretion, may elect, whether or not due.

      (c) Deliver to the Administrative Agent a detailed schedule of the insurance then in effect in favor of the Borrower, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, and advise the Administrative Agent promptly in writing of any change in the insurance coverage as shown on such schedule.

      (d) To the extent the lessee under any Participating Lease or the Innisbrook Owner fails to maintain the insurance coverage required to be maintained under the terms of the relevant Participating Lease or the Innisbrook Mortgage, the Borrower shall as soon as reasonably practical after the Closing Date and, in any event, no later than 60 days after the Closing Date, obtain insurance coverages in the amounts and in the form required by the relevant Participating Lease or the Innisbrook Mortgage, as the case may be.

      SECTION 8.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

      SECTION 8.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to so pay or perform would not result in a Material Adverse Effect; PROVIDED, that each Credit Party may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

      SECTION 8.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so would not result in a Material Adverse Effect.

      SECTION 8.7 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 8.6, (i) request and use commercially reasonable efforts to get all tenants, and subtenants and the Innisbrook Owner to comply with all applicable Environmental Laws and to obtain, comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so would not result in a Material Adverse Effect, (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to do so would not result in a Material Adverse Effect, and (iii) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any Credit Party, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable and actually incurred attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      SECTION 8.8 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multi-employer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code, and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

      SECTION 8.9 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Participating Lease or Material Contract, except where failure to comply would not result in a Material Adverse Effect; PROVIDED, that each Credit Party may contest any such lease, agreement or other instrument, including, without limitation, any Material Contract, in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

      SECTION 8.10 VISITS AND INSPECTIONS. Upon reasonable prior notice, permit representatives of the Administrative Agent or any Lender, from time to time during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

      SECTION 8.11 FURTHER ASSURANCES. Perform, make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents. The Lenders shall have the right to obtain, at the Borrower's expense, title insurance policies, environmental reports, audits and appraisals of certain or all of the golf course properties if required by any Governmental Authority having jurisdiction over the Lenders, or any of them, or at any time following the Termination Date if required by safe and sound banking practices as determined in good faith by the Lenders, or any of them.

      SECTION 8.12 LOI'S, PSA'S AND ENVIRONMENTAL ASSESSMENT REPORTS. Deliver to the Administrative Agent and Lenders complete copies of all LOI's and PSA's included on the monthly schedule furnished under Section 7.1(a)(i), and copies of all financial information (including audited financials), evaluation materials, title insurance policies, surveys and Environmental Assessment Reports for each golf course property received by the Credit Parties after the Closing Date, as and when received.

      SECTION 8.13 ADDITIONAL PERFECTION DOCUMENTATION. Use reasonable efforts to obtain all third party consents necessary to enable the Lenders to obtain a perfected Lien on the Emerald Dunes, Pete Dye, Oyster Bay and Mystic Creek golf course properties, to the extent such properties continue to be owned by the Credit Parties.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

      Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 13.11 of this Agreement, GTA and the other Credit Parties (on a Consolidated basis) will not:

      SECTION 9.1 OPERATING INCOME. Permit the cash payments received by the Borrower during any month from the Participating Leases with respect to golf course properties owned by the Borrower and from the Innisbrook Assets to be less than fifty percent (50%) of the payments required to be paid during such month under the terms of such Participating Leases or the Innisbrook Mortgage as in effect on April 1, 2001. Cash receipts and required


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payments shall be prorated to the date of closing for any month in which the closing of the sale of a golf course property or of the Innisbrook Assets occurs. For purposes of determining the Borrower's compliance with this
Section 9.1 the following properties shall be excluded: Emerald Dunes, Cyprus Creek, Polo Trace, Pete Dye, Lost Oaks, Black Bear, Bonaventure, Sandpiper, Sweetwater, Wekiva, Mystic Creek and from and after the date on which the Borrower provides written notice to the Administrative Agent that one or more of the events listed on SCHEDULE 9.1 has occurred, and for so long as such event continues, the applicable Participating Leases or Innisbrook Assets listed on SCHEDULE 9.1.

                                    ARTICLE X

                               NEGATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 13.11 of this Agreement, none of the Credit Parties will:

      SECTION 10.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except:

            (a) The Obligations;

            (b) Other secured Debt of the Credit Parties existing on the Closing Date as set forth on SCHEDULE 10.1(b) and any refinancings, extensions, or replacements thereof in a principal amount not in excess of the principal amount thereof outstanding on the Closing Date; PROVIDED that there shall be no recourse to the Borrower or any other Credit Party, directly or indirectly, for the payment of such Debt and or to any property of the Borrower or any other Credit Party, for the payment of such Debt (except to the property securing the Debt), other than recourse that is subordinated to the Obligations;

            (c) Purchase money Debt of the Credit Parties incurred or assumed in connection with the purchase of equipment or liquor licenses in an amount not to exceed, together with the Debt permitted by Section 10.1(d), an aggregate of $3,000,000 on any date of determination;

            (d) Debt of the Credit Parties incurred or assumed in connection with equipment leases in an amount not to exceed, together with the Debt permitted by Section 10.1(c), an aggregate of $3,000,000 on any date of determination; and

            (e) Any other non-revolving, unsecured Debt of the Borrower.

      SECTION 10.2 LIMITATIONS ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligations except Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders or


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Contingent Obligations with respect to Debt permitted by Section 10.1 other than Debt under Section 10.1(b) that is to be non-recourse.

      SECTION 10.3 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

            (b) The claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than the greater of the applicable contractual period or sixty
      (60) days, or (ii) which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or (iii) which a lessee of one of the Borrower's golf course properties or the Innisbrook Owner is obligated to discharge;

            (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, trade payables, obligations under workers' compensation, unemployment insurance or similar legislation, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations;

            (d) any attachment or judgment Lien not constituting an Event of Default under Sections 11.1(o) or 11.1(p);

            (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which are included in the public real property records as of the date hereof or do not detract from the value of such property or impair the use thereof in the ordinary course of business;

            (f) Liens securing Debt permitted under Sections 10.1(c) and
      (d); PROVIDED, that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset or shall exist at the time such asset is acquired by the Credit Parties, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the principal amount of Debt secured thereby is not increased, and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price or lease payment amount of such property at the time it was acquired; and


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


            (g) Liens securing the Obligations and Debt permitted under
      Section 10.1(b).

      SECTION 10.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except for the following:

            (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof,
      (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody's, (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; (v) deposit accounts; and (vi) repurchase agreements issued by any Lender having a maturity of less than one year;

            (b) existing loans to officers of GTA as set forth on
      SCHEDULE 10.4(b);

            (c) existing investments in golf course properties and related improvements (capital expenditures in the ordinary course of business shall be permitted);

            (d) existing investments reflected on the financial statements referred to in Section 6.1(l), and expenditures required pursuant to any contracts in effect on the date hereof;

            (e) investments in Subsidiaries now existing or hereafter formed for the purpose of operating golf course properties, provided that any Subsidiary formed after the date hereof shall become a Guarantor hereunder concurrently with such formation; and

            (f) any other investment or acquisition, with the prior written consent of the Required Lenders.


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


      SECTION 10.5 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except in cases where a Credit Party is the surviving party in the merger, consolidation or combination and except as permitted by this Agreement and the assignment, subject to the Liens of the Administrative Agent securing the Obligations, of all of its assets and liabilities to a liquidating trust.

      SECTION 10.6 LIMITATIONS ON SALE OF ASSETS. Convey, sell, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests, any sale-leaseback or similar transaction and the forgiveness of any Debt), whether now owned or hereafter acquired except as follows:

      The Borrower may dispose of its golf course properties, the Innisbrook Assets and the Sandpiper Note and Mortgage, free and clear of the Liens in favor of the Lenders in accordance with this Agreement, provided that the Obligations shall be repaid in immediately available funds by an amount equal to the greater of (x) 100% of the Net Cash Proceeds from the sale of such property, and (y) the Stated Release Price for such property excluding the amount of any Net Cash Proceeds that may be retained by the Borrower pursuant to Section 2.4. Any proposed sale which would result in the Lenders receiving less than an amount equal to the Stated Release Price in immediately available funds shall require the prior written consent of the Required Lenders. SCHEDULE 2 may not be modified without the prior approval of the Required Lenders. The Administrative Agent shall deliver into escrow all releases, reconveyances, termination statements and other documents reasonably requested by Borrower or the purchaser of any such property to evidence the termination of the Liens on such property in favor of the Lenders, which shall be released from escrow and/or recorded concurrently with the receipt by the Administrative Agent of the Mandatory Proceeds Prepayment in respect of such property in immediately available funds.

      SECTION 10.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. During any Fiscal Year, declare or pay any dividends upon any of its capital stock, partnership units or other equity ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any of its capital stock, partnership units or other equity ownership interests, or make any distribution of cash, property or assets among the holders of its capital stock, partnership units or other equity ownership interests except GTA and the Borrower may pay (i) dividends and distributions payable in the second quarter of Fiscal Year 2001 in an amount not to exceed $3,626,006, so long as no Default or Event of Default exists at the time of declaration thereof,
(ii) dividends that GTA is contractually obligated to pay to its preferred shareholders in the aggregate amount of not more than $462,500 per quarter, or, if the dividend payable on GTA's preferred stock increases by operation of such contract to 12.5%, $625,000 per quarter, so long as no Default or Event of Default exists at the time of declaration thereof and no Payment Default exists at the time of payment thereof, (iii) such dividends as are necessary to maintain its REIT status following receipt by the Administrative Agent of the annual audited financial statements delivered pursuant to
Section 7.1(c), so long as no Default or Event of Default exists at the time of declaration thereof and no Payment Default exists at the time of payment thereof, (iv) dividends and distributions to the extent necessary to avoid the imposition of income tax


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

under Section 857(b) of the Code and the imposition of excise tax under
Section 4981 of the Code, PROVIDED, HOWEVER, at the time such amounts exceed an aggregate of $250,000, the full amount then distributable and all subsequent such amounts shall be delivered to the Administrative Agent to be held in escrow by the Administrative Agent until the Borrower is prepared to make the required distributions to equity holders, (v) dividends and distributions paid by the Borrower to GTA, GTA GP Inc. and GTA LP Inc. in order to pay dividends and make distributions otherwise permitted hereunder, and (vi) repurchases, redemptions, or other acquisitions of OP Units or GTA's common stock in connection with the sales of assets permitted hereunder.

      SECTION 10.8  TRANSACTIONS WITH AFFILIATES. Except as permitted under
Section 10.4, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate; PROVIDED that (x) the Legends Transaction is not subject to this covenant and (y) this covenant shall not prohibit sales of properties to Affiliates that are permitted by Section 10.6, including any redemptions or repurchases of equity made in connection therewith.

      SECTION 10.9 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year, or make any change in its accounting treatment and reporting practices except as required by GAAP.

      SECTION 10.10 RESTRICTIONS ON PREPAYMENTS. Voluntarily prepay any Debt (other than Obligations) or amend any instrument evidencing the Debt of any Credit Party if such amendment would have a Material Adverse Effect.

      SECTION 10.11  AMENDMENTS. Other than the amendments described in
SCHEDULE 10.11, amend the Innisbrook Note, the Innisbrook Loan Agreement, the Innisbrook Mortgage, or any ground lease or Participating Lease with respect to any golf course property or the Sandpiper Note and Mortgage in any manner materially adverse to any Credit Party taking into account, among other things, (i) the financial condition of the applicable lessee or owner of such golf course property and its ability to perform under the note, mortgage or lease being amended, (ii) the risk of damage to the physical condition, value, prospects or financial performance of such golf course property, or other consequences to such golf course property and the Credit Parties if such amendment is not entered into, and (iii) the effect of such amendment on the prospects for the sale of the Innisbrook Note, the Innisbrook Loan Agreement, the Innisbrook Mortgage, or the ground lease or Participating Lease, or the Sandpiper Note and Mortgage, as the case may be, without the prior written consent of the Required Lenders.


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


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

      SECTION 11.1 EVENTS OF DEFAULT. Each and every Default and Event of Default under the Original Credit Agreement and the Bridge Loan Agreement, known or unknown, which occurred prior to the Closing Date shall be deemed waived or cured as of the Closing Date. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

            (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS. The Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

            (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

            (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by any Credit Party under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

            (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. Any Credit
      Party shall default in the performance or observance of any covenant or agreement contained in Articles IX or X of this Agreement.

            (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to such Credit Party by the Administrative Agent; or if such default cannot reasonably be cured within such period, the Borrower does not within such thirty (30)-day period commence such act or acts as shall be necessary to remedy the default and shall not cause such default to be cured within a reasonable time, not to exceed, in any event, one hundred twenty (120) days.

            (f) DEBT CROSS-DEFAULT. Any Credit Party shall (i) default in the payment of any Debt other than the Notes and the Debt described in
      SCHEDULE 11.1(f) in an aggregate amount, together with the Debt permitted by subsection (ii) hereof, in excess of $2,000,000 on any date of determination beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, or (ii) be in material default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Debt, together with the Debt permitted by subsection (i) hereof, to become due prior to its stated maturity.

            (g) OTHER CROSS-DEFAULTS. Any Credit Party shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract or any Participating Lease excluding obligations under Material Contracts and Participating Leases described in
      SCHEDULE 11.1(g) if such default would result in a Material Adverse Effect unless, but only as long as, the existence of any such default is being contested by such Credit Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Credit Party to the extent required by GAAP.

            (h) CHANGE IN CONTROL. (A) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than GTA or Larry Young, shall obtain ownership or control, directly or indirectly, in one or more series of transactions of more than thirty percent (30%) of the partnership interests or other equity interests of the Borrower, or (B) more than fifty percent (50%) of the board of directors of GTA shall change during any twelve month period, exclusive of any change of members resulting from the death or incompetency of board members.

            (i) INTENTIONALLY OMITTED.

            (j) REIT STATUS. GTA shall default in the performance of the covenant contained in Section 3.7.

            (k) VOLUNTARY BANKRUPTCY PROCEEDING. Any Credit Party shall
      (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
      (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.


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            (l) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Credit Party in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (m) FAILURE OF AGREEMENTS. Any provision of this Agreement or of any other Loan Document (other than any usury savings clause, waiver or similar provision) shall for any reason cease to be valid and binding on any Credit Party or any such Person shall so state in writing, any Perfection Documentation shall for any reason cease to create a valid and perfected Lien on any of the collateral purported to be covered thereby, subject only to Permitted Liens, in each case other than in accordance with the express terms of this Agreement or thereof, except to the extent such failure results from actions or inactions by the Administrative Agent.

            (n) TERMINATION EVENT. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or
      Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event, or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multi-employer Plan makes a complete or partial withdrawal from any such Multi-employer Plan and the plan sponsor of such Multi-employer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

            (o) JUDGMENT, ATTACHMENT, GARNISHMENT, ETC. Judgments, attachments, garnishments or orders for the payment of money excluding items described in SCHEDULE 11.1(o) in an aggregate amount in excess of $2,000,000 on any date of determination shall be entered against any Credit Party by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

            (p) EXECUTION. Writ or writs of execution excluding writs described in SCHEDULE 11.1(p) in an aggregate amount in excess of $2,000,000 on any date of determination shall be issued for the sale of any Collateral and such writ or writs shall not be dismissed, discharged, stayed or quashed within thirty (30) days of issuance.

      SECTION 11.2 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall:

            (a) ACCELERATION. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding PROVIDED, that upon the occurrence of an Event of Default specified in Section 11.1(k) or (l), all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding.

            (b) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement (including, without limitation, those provided for in Article IV), the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

      SECTION 11.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given under this Agreement or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

      SECTION 12.1  APPOINTMENT, POWERS, AND IMMUNITIES.

      (a) Each Lender hereby irrevocably appoints and authorizes Bank of America to act as its Administrative Agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically and respectively delegated to the Administrative


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


Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

      (b) The Administrative Agent shall administer the Credit Facility in the same manner as if all Loans were held by the Administrative Agent in its own portfolio. The Administrative Agent shall forward to the Lenders all documents received by the Administrative Agent from any Credit Party pursuant to the terms of this Agreement, unless such Credit Party is obligated under this Agreement to make delivery of such documents to the Lenders.

      (c) The Administrative Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 of this Agreement shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations under this Agreement; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct or breach of an express agreement made by the Administrative Agent to any other Lender contained herein. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 12.2 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) reasonably believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes of this Agreement unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.10. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED,

HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      SECTION 12.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that any Lender receives such a notice of the occurrence of a Default or Event of Default, such Lender shall give prompt notice thereof to the Administrative Agent, the other Lenders and the Borrower. The Administrative Agent shall (subject to Section
12.2 of this Agreement) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      SECTION 12.4 RIGHTS AS LENDER. With respect to the Loans made by it, the Administrative Agent (and any successor acting as Agent) in its capacity as a Lender under this Agreement shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or Affiliates as if it were not acting as Administrative Agent, and the Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      SECTION 12.5 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent ratably in accordance with their respective Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified or from the breach of an express agreement or made by the Administrative Agent to any Lenders contained herein. Without limitation of the foregoing, each Lender agrees to reimburse the

Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.2, to the extent that the Administrative Agent is not promptly reimbursed for such reasonable and actually incurred costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

      SECTION 12.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or Affiliates that may come into the possession of the Administrative Agent or any of their Affiliates.

      SECTION 12.7  RESIGNATION; REMOVAL OF AGENT; SUCCESSOR AGENTS.

      (a) RESIGNATION OF AGENT. The Administrative Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower. The Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders or such appointee shall not have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be an Eligible Assignee having total assets of at least $25,000,000,000.

      (b) REMOVAL OF ADMINISTRATIVE AGENT. The Lenders may remove the Administrative Agent hereunder and appoint a successor Administrative Agent upon not less than thirty (30) days' prior written notice signed by holders of at least sixty six and two thirds percent (66.67%) of the aggregate unpaid principal amount of the Notes (exclusive of the Notes held by the Administrative Agent) if the Administrative Agent is grossly negligent or is guilty of willful misconduct in the performance of its duties hereunder, as determined in the reasonable discretion of the Lenders signing the foregoing written notice.

      (c) SUCCESSOR AGENTS. Upon the acceptance of any appointment as Administrative Agent under this Agreement by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent upon written notice thereof to Borrower, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement excepting with respect to its willful misconduct or gross negligence occurring prior to its discharge. After any retiring Administrative Agent's resignation or removal under this Agreement as Administrative


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

Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      SECTION 12.8 DOCUMENTATION AGENT AND SYNDICATION AGENT. The Documentation Agent and Syndication Agent, in their respective capacities as a documentation agent and a syndication agent, shall have no duties or responsibilities under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1  NOTICES.

      (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications under this Agreement shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service, and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

      (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

      If to the Borrower:           Golf Trust of America, L.P.
                                    c/o GTA
                                    14 North Adgers Wharf
                                    Charleston, South Carolina  29401
                                    Attention:   W. Bradley Blair, II and
                                                 Scott D. Peters
                                    Telephone No.: 843/723-4653
                                    Telecopy No.:  843/723-0479

      With copies to:               O'Melveny & Myers LLP
                                    275 Battery Street, 26th Floor
                                    San Francisco, California  94105
                                    Attention:   Peter T. Healy, Esq.
                                    Telephone No.: 415/984-8833
                                    Telecopy No.:  415/984-8701


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


      and:                          Rayburn Cooper & Durham, P.A.,
                                    Attorneys at Law
                                    The Carillon, Suite 1200
                                    227 West Trade Street
                                    Charlotte, NC  28202-1675
                                    Attention:   C. Richard Rayburn, Jr.
                                    Telephone No.:  (704) 334-0891
                                    Telecopy No.:  (704) 377-1897

      If  to any Guarantor:         c/o Golf Trust of America, Inc.
                                    14 North Adgers Wharf
                                    Charleston, South Carolina  29401
                                    Attention:   W. Bradley Blair, II and
                                                 Scott D. Peters
                                    Telephone No.: 843/723-4653
                                    Telecopy No.:  843/723-0479

      If to Bank of America,        Bank of America, N.A.
      Administrative Agent:         101 North Tryon Street
                                    NC1-001-13-26
                                    Charlotte, North Carolina 28255-001
                                    Attention:   David Colmie
                                    Telephone No.: 704/387-1867
                                    Telecopy No.:  704/386-5856

      With copies to:               Kennedy Covington Lobdell & Hickman, L.L.P.
                                    Bank of America Corporate Center
                                    100 N. Tryon Street, Suite 4200
                                    Charlotte, North Carolina 28202-4006
                                    Attention:   J. Michael Booe
                                    Telephone No.: 704/331-7556
                                    Telecopy No.:  704/331-7598

      If to any Lender:             To the Address set forth on
                                    SCHEDULE 1 hereto

      (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to in this Agreement, to which payments due are to be made.

      SECTION 13.2  EXPENSES; INDEMNIFICATION.

      (a) The Borrower agrees to pay all reasonably and actually incurred costs and expenses of the Administrative Agent and each of the Lenders in connection with the


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

negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each of the Lenders with respect thereto and with respect to advising the Administrative Agent or any Lender as to their rights and responsibilities under the Loan Documents, the amounts and payees of which through the dates indicated are reflected on SCHEDULE 2.1(a). The Borrower further agrees to pay (i) all reasonably and actually incurred costs and expenses of the Administrative Agent in connection with the administration, modification and amendment of this Agreement and the other Loan Documents, and (ii) all reasonably and actually incurred costs and expenses of the Administrative Agent and each of the Lenders in connection with the modification or amendment of this Agreement while an Event of Default is continuing and in connection with enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered under this Agreement. In each instance, reasonably and actually incurred costs and expenses shall include, without limitation, reasonable and actually incurred attorneys' fees and expenses and the reasonably and actually incurred cost of internal counsel.

      (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable and actually incurred attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated in this Agreement or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated in this Agreement or the actual or proposed use of the proceeds of the Loans.

      (c) Without prejudice to the survival of any other agreement of the Borrower under this Agreement, the agreements and obligations of the Borrower contained in this Section 13.2 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.


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

      (d) Notwithstanding any provision in this Agreement to the contrary, the agreements and obligations of the Borrower contained in Section 13.2 of the Original Credit Agreement and Section 13.2 of the Bridge Loan Agreement shall survive the execution of this Agreement and the payment in full of the Loans and all other amounts payable under this Agreement.

      SECTION 13.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

      SECTION 13.4 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

      SECTION 13.5 CONSENT TO JURISDICTION. Each Credit Party hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations under this Agreement or thereunder, or the performance of such rights and obligations. Each Credit Party hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by either the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations under this Agreement or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of either the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of either the Agent or any Lender to bring any action or proceeding against any Credit Party or its properties in the courts of any other jurisdictions.

      SECTION 13.6 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH AGENT, EACH LENDER AND EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY

DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

      SECTION 13.7 REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

      SECTION 13.8  INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

      (a) Each Credit Party recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Credit Party agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      (b) The Agents, the Lenders and the Credit Parties hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any judicial proceeding, dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), whether such Dispute is resolved through arbitration or judicially.

      (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

      SECTION 13.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Credit Party to determine compliance with any covenant contained in this Agreement, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the


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Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

      SECTION 13.10 ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Notes); PROVIDED, HOWEVER, that

            (i)   each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

            (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note;

            (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and, except in cases of assignment to a Lender or an Affiliate of a Lender, a processing fee of $3,500; and

            (v)   the Borrower shall receive prior written notice thereof.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender under this Agreement and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement excepting with respect to any gross negligence or willful misconduct on the part of such assigning Lender prior to the date of such assignment. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.5.

      (b) The Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the


                                      61

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Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower (or any of its agents or advisors) or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with the Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the parties thereto and to the Borrower.

      (d) Each Lender may sell participations in minimum amounts of $10,000,000 to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of set-off contained in Section 3.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers increasing or decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending the maturity date or any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note.

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations under this Agreement.

      (f) Any Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

      SECTION 13.11 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article XII or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) impose on any Lender an obligation to make any further Loans,
(ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable under this Agreement, (iii) postpone any date fixed for the payment of any scheduled installment of


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principal of or interest on any Loan or any fees or other amounts payable hereunder, (iv) change the percentage of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders, the Administrative Agent or any of them to take any action under this Section or any other provision of this Agreement, (v) release any Guarantor, (vi) modify any provision of Article IX or (vii) modify the provisions of Section 10.3, this Section 13.11, the definition of Required Lenders, or any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders or each Lender, without the prior written consent of each Lender.

      SECTION 13.12 PERFORMANCE OF DUTIES. Each Credit Party's obligations under this Agreement and each of the Loan Documents shall be performed by such Credit Party at its sole cost and expense.

      SECTION 13.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

      SECTION 13.14 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

      SECTION 13.15 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      SECTION 13.16 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 13.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      SECTION 13.18     RELEASE.

      (a) In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Guarantors, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge the Administrative Agent and the Lenders, and their successors and assigns, and present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent and the Lenders and all such other Persons being hereinafter referred to in this Section 13.18 and Section 13.19 collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, referred to in this Section 13.18 and Section 13.19 as a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, the Guarantors or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, to the extent, and only to the extent, such Claims are for or on account of, or in relation to, or in any way in connection with the Original Credit Agreement or the other "Loan Documents" (as defined therein), the Bridge Loan Agreement or the other Loan Documents (as defined therein) or transactions thereunder or related thereto.

      (b) The Borrower and the Guarantors understand, acknowledge and agree that the release set forth above may be pled as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

      (c) The Borrower and the Guarantors agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

      SECTION 13.19 COVENANT NOT TO SUE BY CREDIT PARTIES. Each of the Borrower and the Guarantors, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 13.18 above. If the Borrower or the Guarantors, or any of their successors, assigns or other legal representations violates the foregoing covenant, the Borrower and the Guarantors, for themselves and their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

      SECTION 13.20 AMENDMENT AND RESTATEMENT. At the time of the effectiveness of this Agreement, this Agreement shall amend, restate and supersede the Original Credit Agreement and the Bridge Loan Agreement and the Loan Documents (as defined therein) other than the Notes and other than as provided in Section 2.1(a) but shall not constitute a novation of the Notes or the amounts due thereunder.

      SECTION 13.21 DISMISSAL OF STATE COURT LITIGATION. On the Closing Date, the Administrative Agent and each of the Borrower and the Guarantors agree to direct their respective counsel of record in the State Court Litigation to stipulate to the dismissal without prejudice of the State Court Litigation, with the Credit Parties to bear the costs thereof, as provided herein.

      SECTION 13.22 NO PERSONAL LIABILITY. No stockholder, officer, director, employee or agent, past, present or future, of any Credit Party shall have any personal liability under any Loan Document by reason of his, her or its status as such stockholder, officer, director, employee or agent.

      SECTION 13.23 REVIEWED BY ATTORNEYS. The Borrower and the Guarantors represent and warrant to the Lenders that they (a) understand fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) have been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith, with such attorneys and other Persons as the Borrower and the Guarantors may wish, and (c) have entered into this Agreement and executed and delivered all documents in connection herewith of their own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

      SECTION 13.24 AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Each of the Credit Parties granting a security interest in any Collateral hereby authorizes the Administrative Agent at any time and from time to time to file any initial financing statements under the Uniform Commercial Code, amendments thereto and continuation statements with or without signature of the applicable Credit Party as authorized by applicable law, as applicable to all or part of the Collateral in which such Credit Party has an interest. For purposes of such filings, each of the Credit Parties, as applicable, agrees to furnish any information reasonably requested by the Administrative Agent promptly upon request therefor by the Administrative Agent. Each of the Credit Parties hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and the stead of such Credit Party or in the name of such Credit Party to execute in the name of such Credit Party any such documents and otherwise to carry out the purposes of this Section 13.24, to the extent that the authorization above by such Credit Party is not sufficient. This power of attorney is a power coupled with an interest and shall be irrevocable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                GOLF TRUST OF AMERICA, L.P., a Delaware
                                limited partnership

                                By: GTA GP, Inc., a Maryland corporation, its
                                    general partner


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer and President



                                GOLF TRUST OF AMERICA, INC., a Maryland
                                corporation


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer and President



                                GTA GP, INC., a Maryland corporation


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer and President



                                GTA LP, INC., a Maryland corporation


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer and President

                                SANDPIPER-GOLF TRUST, LLC, a Delaware limited liability company

                                By: Golf Trust of America, L.P., as Manager
                                By: GTA GP, Inc., its General Partner


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer



                                GTA TIERRA DEL SOL, LLC, a South Carolina
                                Limited Liability Company


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its Chief Executive Officer



                                GTA OSAGE, LLC, a South Carolina Limited
                                Liability Company


                                By: ________________________________________
                                    W. Bradley Blair, II
                                    Its President

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent and Lender



                                By: ________________________________________
                                     Name:  ________________________________
                                     Title: ________________________________

                                FLEET NATIONAL BANK, as Documentation Agent and Lender



                                By: ________________________________________
                                     Name:  ________________________________
                                     Title: ________________________________

                                FIRST UNION NATIONAL BANK, as Syndication
                                Agent and Lender



                                By: ________________________________________
                                     Name:  ________________________________
                                     Title: ________________________________

                                CREDIT LYONNAIS NEW YORK BRANCH, as Lender



                                By: ________________________________________
                                     Name:  ________________________________
                                     Title: ________________________________

                                SOCIETE GENERALE, SOUTHWEST AGENCY, as Lender



                                By: ________________________________________
                                     Name:  ________________________________
                                     Title: ________________________________

                  SCHEDULE 1: LENDERS AND OUTSTANDING LOANS


                                                     PRINCIPAL       VOTING
LENDER                                              OUTSTANDING    PERCENTAGE
------                                              -----------    ----------

Bank of America, N.A.                             $ 55,981,765.20     37.5%
One Independence Center
101 North Tryon Street
NC1-001-13-26
Charlotte, North Carolina  28255-0001
Attention:   David Colmie
Telephone No.:    (704) 387-1867
Telecopy No.:           (704) 386-5856

First Union National Bank                         $ 29,858,167.03     20.0%
301 South College Street NC0166
Charlotte, North Carolina  28288
Attention:  Daniel J. Sullivan
Telephone No.:    (704) 383-6441
Telecopy No.:           (704) 383-6205

Fleet National Bank                               $ 29,858,167.03     20.0%
115 Perimeter Center Place, N.E., Suite 500
Atlanta, Georgia  30346
Attention:  William Lamb
Telephone No.:    (770) 390-6520
Telecopy No.:           (770) 390-8434

Credit Lyonnais New York Branch                   $ 18,661,814.00     12.5%
1301 Avenue of the Americas, 18th Floor
New York, New York  10019-6022
Attention:  Jean-Charles van Essche
Telephone No.:    (212) 261-7746
Telecopy No.:           (212) 261-3259

Societe Generale, Southwest Agency                $ 14,927,247.10     10.0%
Trammell Crow Center
2001 Ross Avenue, Suite 4900
Dallas, Texas  75201
Attention:  Thomas K. Day
            Managing Director
Telephone No.:    (214) 979-2774
Telecopy No.:           (214) 979-2727
                                                  ----------------   ------
                                                                     100.0%

            SUBTOTAL                              $149,287,160.36

                 Bridge Loan                         2,025,986.08
                                                  ----------------

                        GRAND TOTAL                $151,313,146.44